Exhibit 99.1

June 2020 Update June 24, 2020

Important Notices and Safe Harbor Statement This presentation contains forward looking statements, which are not guarantees of future performance, conditions or results, and involve substantial risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry, and the global economy. All forward-looking statements included in this presentation are made only as of the date hereof and are subject to change without notice. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of New Mountain Finance Corporation (“NMFC”), including those listed in the "Risk Factors" section of our filings with the United States Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and NMFC assumes no obligation to update or revise any such forward-looking statements unless required by law. The following slides contain summaries of certain financial and statistical information about NMFC. The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this presentation unless required by law. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view the past performance of NMFC, or information about the market, as indicative of NMFC’s future results. The performance data stated herein may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of NMFC. Past performance is not indicative nor a guarantee of future returns, the realization of which is dependent on many factors, many of which are beyond the control of NMFC. There can be no assurances that future dividends will match or exceed historic ones, or that they will be made at all. Net returns give effect to all fees and expenses. Unless otherwise noted, information included herein is presented as of the date indicated on the cover page and may change at any time without notice. NMFC is subject to certain significant risks relating to our business and investment objective. For more detailed information on risks relating to NMFC, see the latest Form 10-K and subsequent quarterly reports filed on Form 10-Q. The preliminary estimates contained in this presentation are not a comprehensive statement of our financial condition or results for the period ending June 30, 2020. NMFC’s actual results for the three months ending June 30, 2020 may differ materially from these estimates, which are given only as of June 24, 2020, as a result of the completion of NMFC’s financial closing procedures, final adjustments and other developments, including changes in interest rates, changes in the businesses to whom NMFC has made loans or market and industry fluctuations, which may arise between now and the time that NMFC’s financial results for the three months ending June 30, 2020 are finalized. This information is inherently uncertain. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, NMFC’s management. Neither Deloitte & Touche LLP, NMFC’s independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the accompany preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. 2

Key Highlights ▪ In light of ongoing market volatility and the evolving impact of COVID-19, NMFC’s management team would like to provide an interim update on credit performance, leverage, liquidity, and projected earnings ▪ We believe our portfolio continues to be well positioned as a result of our defensive growth investment strategy, which focuses on acyclical, recurring, and predictable business models with long term viability, even in a recessionary environment – – No material migration to any portfolio company’s Risk Rating(1) since our May 7, 2020 earnings call We do not currently anticipate any additional portfolio companies to be placed on non-accrual status for Q2 2020 beyond the one retail healthcare position we discussed on the May call ▪ Projected June 30, 2020 statutory leverage ratio of 1.35x (holding portfolio fair value constant), down from 1.56x at March 31, 2020 – – To repay debt outstanding, we successfully exited $255 million of investments at an average price of 98.1% of par since end of March As a reminder, March 31, 2020 statutory leverage ratio increased from 1.35x at December 31, 2019 due to decline in fair value, driven primarily by market spread movement and comparable company values, not underlying credit problems – Syndicated loan market prices have recovered meaningfully since March 31, 2020; assuming prices continue to stay above March 31st levels, leverage ratio expected to decline even further ▪ 2% increase in portfolio fair market value would result in a June 30, 2020 statutory leverage ratio of 1.28x ▪ Liquidity position remains strong as we currently have ~$230 million of cash and immediately available liquidity to handle future needs(2) ▪ Q2 2020 Net Investment Income projected to be $0.30 per share, towards the high end of the estimated range previously provided and consistent with the dividend declared 1 Risk Rating assigned based on two metrics: COVID Exposure and Overall Company Strength. Please refer to our Q1 2020 Earnings Presentation for details. 3 2 As of June 22, 2020

Projected Leverage Migration

($ in millions)

3/31/20	Δ	6/30/20 (Projected)
Statutory Debt: **$1,682.5**	**($232.2)** *debt paydown primarily from asset sales / repayments*	Statutory Debt: **$1,450.3**
NAV: **$1,078.2**	**$-** *Holding mark-to-market flat*	NAV: **$1,078.2**
÷		÷
Statutory Leverage Ratio[(1)]: **1.56x**		Statutory Leverage Ratio[(1)]: **1.35x**

Sources		Uses	
Sales	$168.3	Debt Paydown	$232.2
Repayments	86.7	DDTL / Revolver Activity	25.8
Cash Interest Income, Net of Expenses	31.6	Originations	7.7
Balance Sheet Cash	8.2	Q2 2020 Dividend	29.1
Total	**$294.8**	**Total**	**$294.8**

NEW MOUNTAIN FINANCE CORPORATION

[1] Statutory debt / equity calculation excludes SBA-guaranteed debentures, which are fully funded, non-recourse, asset-backed securities that are excluded by SEC exemptive order from the definition of "senior securities" under the Investment Company Act of 1940, as amended

4

Post-Q1 2020 Sales / Repayments(1) (4/1/20 through 6/22/20) ($ in millions) Date(2) Weighted Average Price Name Activity Proceeds Type of Investment Total / Weighted Average $255.0 98.07 1 Sale / repayment activity over $5.0m shown, activity less than $5.0m included in “Other”; repayments and sales exclude bridges, return of capital, and realized gains / 5 losses 2 Trade / repayment date; where multiple trade dates, the first trade date is listed 4/8/20 Kronos Sale $36.6 2nd Lien 98.19 4/14/20 GEMS Sale / Repayment $7.6 1st Lien 95.04 4/16/20 Solera Sale $5.0 Sub Debt 100.13 5/5/20 WellDyne Sale $8.6 1st Lien 96.50 5/13/20 Conservice Repayment $29.6 1st Lien 100.00 5/14/20 symplr Sale $28.8 1st Lien 96.00 5/18/20 NaviHealth Repayment $56.3 1st Lien 100.00 5/20/20 Sovos Sale $27.1 1st Lien 97.00 5/20/20 Apptio Sale $22.1 1st Lien 96.66 5/20/20 Diligent Sale $14.1 1st Lien 98.00 6/4/20 Wrike Sale $8.8 1st Lien 97.00 Other $10.4 Since the end of March, we have successfully exited $255 million of assets at attractive prices

Impact of Mark-to-Market Recovery on Leverage 1.31x 1.35x 6/30/20 Projected Leverage Ratio Assuming No Fair Value Change from 3/31/20 1% Increase in FMV 2% Increase in FMV 3% Increase in FMV 4% Increase in FMV Total Impact 6 (0.03) 1.28x (0.03) 1.25x (0.03) 1.22x (0.03) 1.22x Each 1% increase in portfolio fair market value (“FMV”) from March 31, 2020 level results in ~0.03x of de-levering

NEW MOUNTAINFINANCE CoRPORATION